Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS THIRD QUARTER FINANCIAL RESULTS

Wholly Owned Domestic Resorts Adjusted Property EBITDA Increased 25%

Las Vegas Strip REVPAR Increased 8%

Las Vegas, Nevada, October 29, 2015 — MGM Resorts International (NYSE: MGM) today reported financial results for the quarter ended September 30, 2015.

“Our strong third quarter results exemplify the power of our portfolio of assets and brands as we continue to drive growth in our Las Vegas and regional resorts. Our Profit Growth Plan is beginning to see initial success with the initiatives launched to date, and we expect these efforts to further enhance our already improving profits and margins, as we roll out many more opportunities in the coming months,” said Jim Murren, Chairman & CEO of MGM Resorts International. “We are continuing to make positive strides with respect to our development pipeline and look forward to an exciting 2016 as we anticipate welcoming the new Las Vegas Arena and The Park next spring and both MGM National Harbor and MGM Cotai in late 2016. Our strategic investments are allowing us to solidify our leadership in the marketplace and further position the Company for growth.”

Key results for the third quarter of 2015 include the following:

•	Net revenue at the Company’s wholly owned domestic resorts was $1.6 billion, an increase of 4% compared to the prior year quarter;
•	Rooms revenue at wholly owned domestic resorts increased 8% with an 8% increase in REVPAR(1) at the Company’s Las Vegas Strip resorts compared to the prior year quarter;
•	The Company’s wholly owned domestic resorts earned Adjusted Property EBITDA(2) of $411 million, a 25% increase compared to the prior year quarter;
•	Adjusted Property EBITDA margin for wholly owned domestic resorts increased 435 basis points to 25.1% in the current year quarter;
•	MGM China’s net revenue was $529 million and Adjusted EBITDA was $128 million, decreases of 33% and 40%, respectively, compared to the prior year quarter; and
•	CityCenter’s Adjusted EBITDA related to resort operations was $76 million, a 20% increase compared to the prior year quarter.

Third Quarter Consolidated Results

Diluted earnings per share for the third quarter of 2015 was $0.12 compared to a diluted loss per share of $0.04 in the prior year quarter.

The following table lists certain items that affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three months ended September 30,	2015	2014
Preopening and start-up expenses	$(0.02)	$(0.01)
Property transactions, net	(0.01)	(0.01)

Corporate expense increased $12 million compared to the prior year quarter, and reflected costs incurred to implement initiatives related to the Profit Growth Plan and costs associated with the Company’s strategic review totaling $18 million.

Wholly Owned Domestic Resorts

Casino revenue related to wholly owned domestic resorts increased 4% compared to the prior year quarter due primarily to a 2% increase in slots volume. Table games volume decreased 1% and table games hold percentage in the third quarter of 2015 was 20.3% compared to 19.8% in the prior year quarter.

Rooms revenue increased 8% compared to the prior year quarter with Las Vegas Strip REVPAR up 8%. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended September 30,	2015	2014
Occupancy %	96%	95%
Average Daily Rate (ADR)	$141	$131
Revenue per Available Room (REVPAR)	$135	$124

Higher convention room mix in the current quarter compared to the prior year quarter resulted in increased catering business which led to a 1% increase in food and beverage revenue. Entertainment revenue decreased 4% due to a decline in the revenue generated from in-house shows compared to the prior year quarter. Operating income for the Company’s wholly owned domestic resorts increased 42% to $290 million compared to $204 million in the prior year quarter. Operating income in the prior year quarter was negatively affected by largely nonrecurring employee benefit expenses as well as the cost and near-term revenue impacts associated with the launch of the Delano and the new Las Vegas Strip-facing food and beverage venues at Monte Carlo.

MGM China

Key third quarter results for MGM China include the following:

•	MGM China earned net revenue of $529 million, a 33% decrease compared to the prior year quarter;
•	Main floor table games revenue decreased 30% compared to the prior year quarter;
•

VIP table games revenue decreased 39% due to a decrease in VIP table games turnover of 55% compared to the prior year quarter, while hold percentage increased to 3.7% in the current year quarter compared to 2.7% in the prior year quarter;

•

MGM China’s Adjusted EBITDA was $128 million, a decrease of 40% compared to the prior year quarter, including $9 million of license fee expense in the current year quarter compared to $12 million in the prior year quarter;

•	Adjusted EBITDA margin declined 268 basis points to 24.2% in the current year quarter; and
•	Operating income was $63 million compared to $140 million in the prior year quarter.

MGM China paid a $76 million interim dividend in August 2015, of which $39 million was distributed to MGM Resorts and $37 million was distributed to noncontrolling interests.

Income from Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of income from unconsolidated affiliates:

Three months ended September 30,	2015	2014
	(In thousands)
Borgata	$31,784	$22,397
CityCenter	16,459	(6,719)
Other	9,107	7,325

	$57,350	$23,003

The Company’s income from unconsolidated affiliates related to Borgata for the third quarter of 2015 increased 42% compared to the prior year quarter due to record operating results at the property driven by increases in casino revenue.

Results for CityCenter for the third quarter of 2015 include the following (see schedules accompanying this release for further detail on CityCenter’s third quarter results):

•	Net revenue from resort operations increased by 4% to $293 million compared to $280 million in the prior year quarter;
•	Adjusted EBITDA from resort operations was $76 million, an increase of 20% compared to the prior year quarter;
•	Aria’s table games hold percentage was 22.6% compared to 21.7% in the prior year quarter;
•	Slots revenue at Aria increased 5% compared to the prior year quarter;
•	Aria’s REVPAR was $207, a 7% increase compared to the prior year quarter;
•	Vdara reported Adjusted EBITDA of $7 million, a 30% increase compared to the prior year quarter, led by a 7% increase in REVPAR; and
•	Crystals reported Adjusted EBITDA of $11 million, an increase of 2% from the prior year quarter.

CityCenter’s operating income of $12 million in the current year quarter represents a $49 million increase from the prior year quarter, benefiting from an increase in casino revenue and rooms revenue, an $8 million decrease in general and administrative expense related to legal and professional fees and a decrease in depreciation expense of $27 million as a result of certain furniture and equipment becoming fully depreciated in December 2014. In addition, property transactions, net declined by $4 million compared to the prior year quarter.

Financial Position

“We continue to remain focused on deleveraging our balance sheet through a combination of reducing debt and increasing cash flows,” said Dan D’Arrigo, Executive Vice President, CFO and Treasurer of MGM Resorts International. “We believe that our improving profitability, future dividends from MGM China as well as CityCenter and our other unconsolidated affiliates, along with upcoming development projects, will further allow us to enhance our financial position and provide long-term value to our shareholders.”

The Company’s cash and cash equivalents at September 30, 2015 was $1.8 billion, which included $808 million at MGM China. At September 30, 2015, the Company had $2.7 billion of borrowings outstanding under its $3.9 billion senior secured credit facility and $1.6 billion outstanding under the $3.0 billion MGM China credit facility. In July 2015, the Company repaid its $875 million 6.625% senior notes at maturity with cash on hand.

Conference Call Details

MGM Resorts International will host a conference call at 8:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the Investors section or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 7547909. A replay of the call will be available through Friday, November 6, 2015. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10075413. The call will be archived at www.mgmresorts.com.

1            REVPAR is hotel revenue per available room.

2            “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses and property transactions, net. “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts stock option plan, which is not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted EBITDA for MGM China. Adjusted EBITDA and Adjusted Property EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (loss) to Adjusted Property EBITDA are included in the financial schedules in this release.

*     *     *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a portfolio of destination resort brands including Bellagio, MGM Grand, Mandalay Bay and The Mirage. The Company is in the process of developing MGM National Harbor in Maryland and MGM Springfield in Massachusetts. The Company also owns 51 percent of MGM China Holdings Limited, which owns the MGM Macau resort and casino and is developing a gaming resort in Cotai, and 50 percent of CityCenter in Las Vegas, which features ARIA Resort & Casino. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s ability to generate future cash flow growth and to execute on future development and other projects, such as the Profit Growth Plan, and the expected results of the Profit Growth Plan. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:
Investment Community	News Media
CATHERINE PARK	CLARK DUMONT
Executive Director of Investor Relations	Senior Vice President of Corporate Communications
(702) 693-8711	(702) 692-6888 or cdumont@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenues:
Casino	$1,181,593	$1,420,538	$3,696,071	$4,479,135
Rooms	466,032	433,005	1,415,955	1,348,542
Food and beverage	397,332	396,470	1,204,616	1,192,585
Entertainment	141,085	146,315	402,025	418,827
Retail	53,272	50,720	153,791	146,147
Other	126,585	132,126	390,954	391,621
Reimbursed costs	98,292	98,317	302,900	289,037

	2,464,191	2,677,491	7,566,312	8,265,894
Less: Promotional allowances	(183,375)	(192,484)	(568,117)	(569,456)

	2,280,816	2,485,007	6,998,195	7,696,438

Expenses:
Casino	699,569	884,177	2,220,804	2,791,828
Rooms	140,806	143,993	424,184	420,644
Food and beverage	236,988	234,307	701,636	695,489
Entertainment	107,478	109,757	308,874	313,455
Retail	26,767	26,183	79,261	75,714
Other	88,000	96,324	268,158	275,978
Reimbursed costs	98,292	98,317	302,900	289,037
General and administrative	340,495	347,487	1,002,376	994,217
Corporate expense	74,019	61,563	183,977	169,353
Preopening and start-up expenses	16,510	10,233	50,270	25,628
Property transactions, net	7,123	6,794	12,665	40,522
Depreciation and amortization	204,742	202,386	619,719	613,111

	2,040,789	2,221,521	6,174,824	6,704,976

Income from unconsolidated affiliates	57,350	23,003	217,631	65,963

Operating income	297,377	286,489	1,041,002	1,057,425

Non-operating income (expense):
Interest expense, net of amounts capitalized	(191,781)	(202,835)	(611,288)	(616,158)
Non-operating items from unconsolidated affiliates	(22,968)	(22,810)	(59,745)	(69,021)
Other, net	(4,386)	(254)	(12,691)	(1,997)

	(219,135)	(225,899)	(683,724)	(687,176)

Income before income taxes	78,242	60,590	357,278	370,249
Benefit (provision) for income taxes	16,493	(10,208)	76,570	44,401

Net income	94,735	50,382	433,848	414,650
Less: Net income attributable to noncontrolling interests	(28,310)	(70,652)	(100,114)	(222,260)

Net income (loss) attributable to MGM Resorts International	$66,425	$(20,270)	$333,734	$192,390

Per share of common stock:
Basic:
Net income (loss) attributable to MGM Resorts International	$0.12	$(0.04)	$0.62	$0.39

Weighted average shares outstanding	563,287	490,914	535,619	490,746

Diluted:
Net income (loss) attributable to MGM Resorts International	$0.12	$(0.04)	$0.61	$0.39

Weighted average shares outstanding	569,320	490,914	547,750	497,228

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$1,807,795	$1,713,715
Cash deposits - original maturities longer than 90 days	—	570,000
Accounts receivable, net	470,842	473,345
Inventories	100,533	104,011
Income tax receivable	16,054	14,675
Prepaid expenses and other	187,050	151,414

Total current assets	2,582,274	3,027,160

Property and equipment, net	15,014,642	14,441,542

Other assets:
Investments in and advances to unconsolidated affiliates	1,536,531	1,559,034
Goodwill	2,898,996	2,897,110
Other intangible assets, net	4,212,660	4,364,856
Other long-term assets, net	435,163	412,809

Total other assets	9,083,350	9,233,809

	$26,680,266	$26,702,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$168,651	$164,252
Construction payable	188,246	170,439
Current portion of long-term debt	—	1,245,320
Deferred income taxes, net	89,834	62,142
Accrued interest on long-term debt	143,361	191,155
Other accrued liabilities	1,362,763	1,574,617

Total current liabilities	1,952,855	3,407,925

Deferred income taxes, net	2,496,294	2,621,860
Long-term debt	12,821,037	12,913,882
Other long-term obligations	165,358	130,570
Redeemable noncontrolling interest	5,000	—
Stockholders’ equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 563,212,549 and 491,292,117 shares	5,632	4,913
Capital in excess of par value	5,655,340	4,180,922
Retained earnings (accumulated deficit)	225,825	(107,909)
Accumulated other comprehensive income	14,447	12,991

Total MGM Resorts International stockholders’ equity	5,901,244	4,090,917
Noncontrolling interests	3,338,478	3,537,357

Total stockholders’ equity	9,239,722	7,628,274

	$26,680,266	$26,702,511

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Bellagio	$303,494	$302,024	$924,355	$954,093
MGM Grand Las Vegas	286,777	273,272	855,383	806,611
Mandalay Bay	232,172	216,956	701,109	669,846
The Mirage	141,007	136,199	440,512	431,117
Luxor	95,358	92,395	278,075	267,155
New York-New York	75,722	70,658	229,805	215,491
Excalibur	75,088	67,238	217,753	206,936
Monte Carlo	73,274	69,198	220,286	210,141
Circus Circus Las Vegas	62,643	57,741	177,497	160,408
MGM Grand Detroit	128,789	127,703	403,133	397,201
Beau Rivage	98,322	89,049	279,717	259,063
Gold Strike Tunica	42,152	43,196	121,873	119,615
Other resort operations	21,390	32,507	70,065	89,963

Wholly owned domestic resorts	1,636,188	1,578,136	4,919,563	4,787,640

MGM China	529,037	794,265	1,715,983	2,563,641
Management and other operations	115,591	112,606	362,649	345,157

	$2,280,816	$2,485,007	$6,998,195	$7,696,438

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Bellagio	$95,827	$88,420	$288,797	$309,188
MGM Grand Las Vegas	62,182	53,847	200,038	170,451
Mandalay Bay	49,961	29,796	164,745	138,799
The Mirage	27,182	17,844	95,801	82,173
Luxor	21,695	17,563	62,322	56,863
New York-New York	24,831	20,521	77,040	70,626
Excalibur	21,273	13,690	59,598	53,286
Monte Carlo	21,372	14,150	63,738	54,044
Circus Circus Las Vegas	12,377	6,093	31,568	18,615
MGM Grand Detroit	33,372	34,583	109,723	107,602
Beau Rivage	26,679	20,053	66,784	53,183
Gold Strike Tunica	11,560	10,514	34,144	30,266
Other resort operations	2,978	904	4,933	126

Wholly owned domestic resorts	411,289	327,978	1,259,231	1,145,222

MGM China	128,225	213,796	408,898	665,009
Unconsolidated resorts(1)	57,350	23,003	217,631	65,963
Management and other operations	5,591	5,184	29,803	37,138

	$602,455	$569,961	$1,915,563	$1,913,332

(1)	Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended September 30, 2015

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$72,646	$—	$153	$23,028	$95,827
MGM Grand Las Vegas	43,889	—	17	18,276	62,182
Mandalay Bay	29,180	—	1,506	19,275	49,961
The Mirage	16,390	—	2	10,790	27,182
Luxor	12,490	(1)	36	9,170	21,695
New York-New York	19,023	1	878	4,929	24,831
Excalibur	17,606	—	46	3,621	21,273
Monte Carlo	11,345	1	1,070	8,956	21,372
Circus Circus Las Vegas	8,504	—	9	3,864	12,377
MGM Grand Detroit	27,254	—	—	6,118	33,372
Beau Rivage	20,161	—	7	6,511	26,679
Gold Strike Tunica	8,617	—	5	2,938	11,560
Other resort operations	2,963	—	—	15	2,978

Wholly owned domestic resorts	290,068	1	3,729	117,491	411,289

MGM China	62,833	3,491	139	61,762	128,225
Unconsolidated resorts	56,380	970	—	—	57,350
Management and other operations	3,238	298	123	1,932	5,591

	412,519	4,760	3,991	181,185	602,455

Stock compensation	(7,386)	—	—	—	(7,386)
Corporate	(107,756)	11,750	3,132	23,557	(69,317)

	$297,377	$16,510	$7,123	$204,742	$525,752

Three Months Ended September 30, 2014

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$65,589	$—	$284	$22,547	$88,420
MGM Grand Las Vegas	33,236	—	44	20,567	53,847
Mandalay Bay	10,478	—	1,606	17,712	29,796
The Mirage	4,896	416	288	12,244	17,844
Luxor	8,018	2	50	9,493	17,563
New York-New York	15,854	—	84	4,583	20,521
Excalibur	9,828	—	28	3,834	13,690
Monte Carlo	8,646	107	19	5,378	14,150
Circus Circus Las Vegas	2,133	42	69	3,849	6,093
MGM Grand Detroit	26,164	—	2,411	6,008	34,583
Beau Rivage	13,049	—	392	6,612	20,053
Gold Strike Tunica	7,462	—	—	3,052	10,514
Other resort operations	(1,107)	—	1,468	543	904

Wholly owned domestic resorts	204,246	567	6,743	116,422	327,978

MGM China	140,257	1,467	52	72,020	213,796
Unconsolidated resorts	22,986	17	—	—	23,003
Management and other operations	3,138	—	—	2,046	5,184

	370,627	2,051	6,795	190,488	569,961

Stock compensation	(7,275)	—	—	—	(7,275)
Corporate	(76,863)	8,182	(1)	11,898	(56,784)

	$286,489	$10,233	$6,794	$202,386	$505,902

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Nine Months Ended September 30, 2015

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$220,097	$—	$337	$68,363	$288,797
MGM Grand Las Vegas	144,505	—	99	55,434	200,038
Mandalay Bay	104,064	—	2,662	58,019	164,745
The Mirage	59,970	50	1,302	34,479	95,801
Luxor	33,993	(2)	88	28,243	62,322
New York-New York	60,932	(74)	1,142	15,040	77,040
Excalibur	48,514	—	128	10,956	59,598
Monte Carlo	41,289	2	1,599	20,848	63,738
Circus Circus Las Vegas	19,582	281	9	11,696	31,568
MGM Grand Detroit	91,799	—	—	17,924	109,723
Beau Rivage	47,217	—	7	19,560	66,784
Gold Strike Tunica	25,280	—	14	8,850	34,144
Other resort operations	4,467	—	—	466	4,933

Wholly owned domestic resorts	901,709	257	7,387	349,878	1,259,231

MGM China	192,805	10,332	968	204,793	408,898
Unconsolidated resorts	215,218	2,413	—	—	217,631
Management and other operations	22,104	842	1,079	5,778	29,803

	1,331,836	13,844	9,434	560,449	1,915,563

Stock compensation	(22,280)	—	—	—	(22,280)
Corporate	(268,554)	36,426	3,231	59,270	(169,627)

	$1,041,002	$50,270	$12,665	$619,719	$1,723,656

Nine Months Ended September 30, 2014

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA

Bellagio	$241,467	$—	$857	$66,864	$309,188
MGM Grand Las Vegas	108,597	197	243	61,414	170,451
Mandalay Bay	78,413	1,133	1,845	57,408	138,799
The Mirage	41,850	438	2,236	37,649	82,173
Luxor	28,559	2	50	28,252	56,863
New York-New York	56,496	102	426	13,602	70,626
Excalibur	41,888	—	359	11,039	53,286
Monte Carlo	36,751	1,486	176	15,631	54,044
Circus Circus Las Vegas	6,978	78	61	11,498	18,615
MGM Grand Detroit	87,622	—	2,489	17,491	107,602
Beau Rivage	32,691	—	951	19,541	53,183
Gold Strike Tunica	20,478	—	265	9,523	30,266
Other resort operations	(2,962)	—	1,460	1,628	126

Wholly owned domestic resorts	778,828	3,436	11,418	351,540	1,145,222

MGM China	438,958	6,792	(4)	219,263	665,009
Unconsolidated resorts	65,826	137	—	—	65,963
Management and other operations	30,153	—	1	6,984	37,138

	1,313,765	10,365	11,415	577,787	1,913,332

Stock compensation	(20,367)	—	—	—	(20,367)
Corporate	(235,973)	15,263	29,107	35,324	(156,279)

	$1,057,425	$25,628	$40,522	$613,111	$1,736,686

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS) ATTRIBUTABLE TO MGM RESORTS INTERNATIONAL

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Adjusted EBITDA	$525,752	$505,902	$1,723,656	$1,736,686
Preopening and start-up expenses	(16,510)	(10,233)	(50,270)	(25,628)
Property transactions, net	(7,123)	(6,794)	(12,665)	(40,522)
Depreciation and amortization	(204,742)	(202,386)	(619,719)	(613,111)

Operating income	297,377	286,489	1,041,002	1,057,425

Non-operating income (expense):
Interest expense, net of amounts capitalized	(191,781)	(202,835)	(611,288)	(616,158)
Other, net	(27,354)	(23,064)	(72,436)	(71,018)

	(219,135)	(225,899)	(683,724)	(687,176)

Income before income taxes	78,242	60,590	357,278	370,249
Benefit (provision) for income taxes	16,493	(10,208)	76,570	44,401

Net income	94,735	50,382	433,848	414,650
Less: Net income attributable to noncontrolling interests	(28,310)	(70,652)	(100,114)	(222,260)

Net income (loss) attributable to MGM Resorts International	$66,425	$(20,270)	$333,734	$192,390

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Bellagio
Occupancy %	96.6%	95.7%	93.9%	94.6%
Average daily rate (ADR)	$245	$239	$259	$253
Revenue per available room (REVPAR)	$237	$229	$243	$240

MGM Grand Las Vegas
Occupancy %	98.0%	97.7%	95.8%	97.0%
ADR	$154	$143	$164	$151
REVPAR	$151	$140	$157	$146

Mandalay Bay
Occupancy %	94.3%	94.2%	92.5%	93.8%
ADR	$192	$181	$203	$194
REVPAR	$181	$170	$188	$182

The Mirage
Occupancy %	97.0%	96.4%	94.5%	96.0%
ADR	$155	$147	$165	$159
REVPAR	$151	$142	$156	$153

Luxor
Occupancy %	96.8%	94.7%	95.1%	95.1%
ADR	$99	$89	$104	$96
REVPAR	$96	$84	$99	$91

New York-New York
Occupancy %	98.7%	98.6%	98.6%	98.6%
ADR	$122	$114	$128	$121
REVPAR	$121	$112	$126	$119

Excalibur
Occupancy %	95.5%	94.3%	94.3%	94.5%
ADR	$88	$75	$87	$79
REVPAR	$84	$71	$82	$75

Monte Carlo
Occupancy %	98.2%	98.4%	97.3%	97.9%
ADR	$113	$105	$118	$111
REVPAR	$111	$103	$115	$109

Circus Circus Las Vegas
Occupancy %	88.0%	85.4%	85.0%	81.5%
ADR	$71	$58	$69	$60
REVPAR	$62	$50	$59	$49

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Aria	$234,589	$224,108	$723,221	$722,941
Vdara	26,769	25,544	83,491	78,661
Crystals	17,185	16,682	52,052	50,083
Mandarin Oriental	14,126	14,078	45,735	45,930

Resort operations	292,669	280,412	904,499	897,615
Residential operations	1,598	16,990	29,989	56,079

	$294,267	$297,402	$934,488	$953,694

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Adjusted EBITDA	$75,324	$57,590	$246,173	$230,357
Property transactions, net	15	(3,897)	159,007	(22,593)
Depreciation and amortization	(62,895)	(89,885)	(188,917)	(263,828)

Operating income	12,444	(36,192)	216,263	(56,064)

Non-operating income (expense):
Interest expense - other	(18,262)	(18,897)	(54,612)	(64,267)
Other, net	(100)	(4,012)	186	(10,760)

	(18,362)	(22,909)	(54,426)	(75,027)

Net income (loss)	$(5,918)	$(59,101)	$161,837	$(131,091)

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended September 30, 2015

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$13,026	$—	$(29)	$45,524	$58,521
Vdara	(1,168)	—	—	7,753	6,585
Crystals	4,269	—	14	6,535	10,818
Mandarin Oriental	(2,698)	—	—	3,075	377

Resort operations	13,429	—	(15)	62,887	76,301
Residential operations	(107)	—	—	8	(99)
Development and administration	(878)	—	—	—	(878)

	$12,444	$—	$(15)	$62,895	$75,324

Three Months Ended September 30, 2014

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(24,580)	$—	$4,280	$67,808	$47,508
Vdara	(5,311)	—	20	10,375	5,084
Crystals	3,722	—	8	6,911	10,641
Mandarin Oriental	(4,419)	—	—	4,722	303

Resort operations	(30,588)	—	4,308	89,816	63,536
Residential operations	2,561	—	1	69	2,631
Development and administration	(8,165)	—	(412)	—	(8,577)

	$(36,192)	$—	$3,897	$89,885	$57,590

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Nine Months Ended September 30, 2015

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$44,898	$—	$918	$136,503	$182,319
Vdara	(1,152)	—	—	23,415	22,263
Crystals	14,178	—	55	19,986	34,219
Mandarin Oriental	(5,655)	—	—	9,169	3,514

Resort operations	52,269	—	973	189,073	242,315
Residential operations	6,749	—	—	59	6,808
Development and administration	157,245	—	(159,980)	(215)	(2,950)

	$216,263	$—	$(159,007)	$188,917	$246,173

Nine Months Ended September 30, 2014

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(23,298)	$—	$8,603	$197,909	$183,214
Vdara	(11,545)	—	148	31,082	19,685
Crystals	12,385	—	213	20,299	32,897
Mandarin Oriental	(10,707)	—	44	14,151	3,488

Resort operations	(33,165)	—	9,008	263,441	239,284
Residential operations	7,252	—	1,115	387	8,754
Development and administration	(30,151)	—	12,470	—	(17,681)

	$(56,064)	$—	$22,593	$263,828	$230,357

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Aria
Occupancy%	94.5%	94.1%	93.0%	93.5%
ADR	$219	$206	$232	$217
REVPAR	$207	$194	$216	$203
Vdara
Occupancy%	92.8%	95.6%	93.3%	93.4%
ADR	$176	$160	$185	$173
REVPAR	$164	$153	$172	$161